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THIS  NOTE  HAS NOT BEEN AND WILL NOT BE  REGISTERED  UNDER  THE  UNITED  STATES
SECURITIES  ACT OF  1933,  AS  AMENDED  (THE  "SECURITIES  ACT")  OR ANY  STATES
SECURITIES LAWS. NEITHER THIS NOTE NOR ANY PORTION THEREOF MAY BE SOLD, TRANSFERRED, PLEDGED HYPOTHETICATED OTHERWISE DISPOSED OF OR OFFERED FOR SALE UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE WHICH IS ACCOMPANIED BY AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
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                         U.S.$ 1,000,000 UNSECURED NOTE
                                       OF
                       HUNGARIAN TELEPHONE AND CABLE CORP.
              (incorporated with limited liability under the laws of
                         the State of Delaware, U.S.A)
                                 (the "Issuer")



Issue Date: May 1999                              Expiration Date: 31 March 2007


This note certificate ("Note Certificate") certifies that Postabank es Takarekpenztar Reszvenytarsasag (the "Noteholder") is recorded in the register (the "Register") maintained by the Issuer as the registered holder of this Note in the face amount of U.S.$ 1,000,000.

This Note Certificate is one of a series of twenty-five notes (the "Notes") which have been constituted by the Issuer pursuant to a securities purchase agreement (the "Securities Purchase Agreement") dated May 1999 made between: (1) the Issuer; and (2) Postabank es Takarekpenztar Reszvenytarsasag. The Notes are subject to the terms and conditions (the "Conditions") a copy of which is attached hereto.

The Issuer for value received promises, in accordance with the Conditions, to pay to the Noteholder the principal amount of this Note outstanding on the date and in the amount specified in the Conditions and any additional amounts payable thereunder.

Upon any redemption of the principal amount outstanding of this Note in accordance with the Conditions, the amount so redeemed shall be recorded by the Issuer in the Register and the principal amount outstanding of this Note from time to time shall be as recorded in the Register. The Issuer will promptly upon written request from a Noteholder provide free of charge to such Noteholder a certified copy of the Register indicating the aggregate principal amount of the Notes redeemed on or prior to the date of such copy.

This Note is issued in registered form and then is not transferable in part.

AS WITNESS the signature of a duly authorised officer on behalf of the Issuer:




HUNGARIAN TELEPHONE AND CABLE CORP.  - as Issuer

By:



-----------------------------------
duly authorised signatory
ISSUED as of           May 1999

                        Terms and Conditions of the Notes

The issue (the "Note Issue") of the notes (the "Notes") of Hungarian Telephone and Cable Corp. (the "Issuer") are constituted by these terms and conditions (the "Conditions"). The Noteholders (as defined below) are bound by, and are deemed to have notice of, all the Conditions contained herein applicable to them.

1.         Defined Terms and Interpretations

           In  the  Securities   Purchase  Agreement   (including  the  attached
           Exhibits) and in respect of the certificates for and terms and conditions of the Notes (unless otherwise defined therein):

           "Bridge Loan Agreement" means the HUF 33,700,000,000 bridge loan agreement dated May 1999 made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as Borrower; (2) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as Borrower; (3) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as Borrower; (4) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as Borrower;
           (5) Postabank es Takarekpenztar Reszvenytarsasag as Arranger; (6) Postabank es Takarekpenztar Reszvenytarsasag as Facility Agent; (7)
           Postabank es Takarekpenztar Reszvenytarsasag as Security Agent; (8) the financial institutions defined in such loan agreement as the Banks; (9) Hungarian Telephone and Cable Corp. as Countersignor; and
           (10) HTCC Tanacsado Reszvenytarsasag as Countersignor;

           "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York City and Budapest;

           "Clause" shall, subject to any contrary indication, be construed as a reference to a Clause hereof;

           "Concession Contract" has the meaning ascribed to such term in the Bridge Loan Agreement;

           "Condition" and "Conditions" shall have the meanings ascribed thereto herein;

           "Expiration Date" means 31 March 2007, or if such day is not a Business Day, the next succeeding day which is a Business Day;

           "Finance Documents" has the meaning ascribed to such term in the Bridge Loan Agreement;

           "Fixed Margin" means in relation to each Interest Period or other relevant period six per cent. (6%) per annum. Provided that if the interest on the Notes is duly paid on the Interest Payment Date for each Interest Period when due, then the Fixed Margin for such Interest Period shall be four per cent (4%) per annum;

                                      -3

           "HUF" denote the lawful currency for the time being of Hungary;

           "holder" has the meaning ascribed to such term in Clause 5.2;

           "Hungary" means the Republic of Hungary;

           "Interbank Rate" means in relation to any Interest Period or other period, the arithmetic mean (rounded upward to the nearest four decimal places) of the offered quotations for U.S. dollar deposits for such period which appear on the relevant Telerate Page of the
           Telerate Service which displays a British Bankers Association Interest Settlement Rate for U.S. dollars (or such other page or such other service as may replace such page and/or service, as appropriate, for the purpose of displaying London Interbank Offered Rates of leading banks) at or about 11.00 a.m. (London time) on the applicable Quotation Day provided that if there is one only or no such offered quotations on the relevant Telerate Page of the Telerate Service or there is no relevant Telerate Page, the applicable interest rate shall be the arithmetic mean (rounded upwards, if not already such a multiple of one-sixteenth of one per cent. (0.0625%)) of the rates at which each of the Reference Banks was offering to prime banks in the Budapest Interbank market deposits in U.S. dollars at or about 11.00 a.m. (Budapest time) on the applicable Quotation Day for a period equal to such period and in an amount comparable with the amount to be outstanding during such period;

           "Interest Payment Date"  has  the  meaning  ascribed  to it in Clause
           14.2;

           "Interest Period" means, subject as provided below, in relation to any Note, a period of six (6) calendar months Provided that:

           (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period over into another calendar month in which event such Interest Period shall end on the last preceding Business Day; and

           (b) any Interest Period which commences on the last day of a calendar month and any Interest Period which commences on a day for which there is no numerically corresponding day in the calendar month which is the relevant number of months after the commencement of such Interest Period shall end on the last Business Day of the calendar month which is the relevant number of calendar months after the commencement of such Interest Period;

           "Issue Date" means in relation to the Notes, the date(s) specified as such in the Note Certificates;

           "Issuer" means the Issuer of the Notes, being Hungarian Telephone and Cable Corp.;

           "Mandatory Prepayment Events " means any one of the events specified as such in Clause 16 (Mandatory Prepayment Events) or any event which the passing of time, the giving of notice, the making of any determination and/or, as appropriate, the formation of any opinion as specified in Clause 16 (Mandatory Prepayment Events) would or might constitute such an event;

           "Master Closing Agreement" means the master closing agreement dated May 1999 made between: (1) Hungarian Telephone and Cable Corp.; (2) HTCC Tanacsado Reszvenytarsasag; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag; (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag; (7) Postabank es Takarekpenztar Reszvenytarsasag as Arranger; (8) Postabank es Takarekpenztar Reszvenytarsasag as
           Facility Agent; (9) Postabank es Takarekpenztar Reszvenytarsasag as Security Agent; (10) Postabank es Takarekpenztar Reszvenytarsasag as Bank; and (11) Postabank es Takarekpenztar Reszvenytarsasag as Closing Agent;

           "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month;

           "Notes" means the notes issued or to be issued in accordance with the Securities Purchase Agreement the terms and conditions of which notes are the Conditions contained herein;

           "Note Certificate" means a certificate evidencing a Note issued by the Issuer as more particularly described in the Conditions and substantially in the form set out herein;

           "Noteholder" has the meaning ascribed to such term in Clause 5.2;

           "Note  Issue  Period"  means  the  period  from    May 1999 until the
           Expiration Date;

           "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

           "Securities   Purchase  Agreement"  means  the  securities   purchase
           agreement dated    May 1999 made between: (1) Hungarian Telephone and
           Cable  Corp.; and (2) Postabank es Takarekpenztar Reszvenytarsasag;

           "Quotation Day" means in relation to any Interest Period or other period, the day on which interest rate quotations are ordinarily given by prime banks in the London Interbank Market for deposits in U.S. dollars for delivery on the first day of the Interest Period or other such period Provided that, if, for any such period, quotations would ordinarily be given on more than one day, the Quotation Day for such period will be the last of those days;

           "Reference Banks" has the same meaning as is applied to it in the Bridge Loan Agreement;

           "Register" means the register to be kept by the Issuer in which the Noteholders from time to time of the Notes are registered;

           "Schedule"   shall,  subject  to   any   contrary   indication,    be
           construed  as a reference to a schedule hereto;

           "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

           "Warrants" means the warrants to purchase common stock of Hungarian Telephone and Cable Corp. set out as Exhibit B to the Securities Purchase Agreement.

           "winding up", "dissolution", "administration or "re-organisation" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding up, re-organisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors (except in each case for the purpose of a reconstruction approved in advance in writing by each Noteholder);

           "U.S. dollar", "dollars", "USD", "$" and "U.S.$" denote the lawful currency for the time being of the United States of America.

1.2        Save where the contrary is indicated, any reference herein to:

           1.2.1 the Securities Purchase Agreement or any other agreement or document shall be construed as a reference to the Securities Purchase Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, notated or supplemented;

           1.2.2 a reference to any person includes its successors and permitted transferees and permitted assigns; and

           1.2.3 a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.3 Clause and Schedule headings are for ease of reference only. Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa.

2.         The Notes

           Subject to satisfaction or express waiver by the Noteholders of the conditions precedent set out in Clause 8 (Conditions Precedent to the Issuance of the Notes), the Noteholders grant to the Issuer upon the terms and subject to the Conditions hereof U.S. dollar notes issuance, pursuant to which Notes having an aggregate face value of up to twenty-five million U.S. dollars (U.S.$ 25,000,000) will, in twenty-five (25) Notes of equal value, be issued during the Note Issue Period.

3.         Purpose

3.1 The proceeds of the Notes shall be used by the Issuer, inter alia, for refinancing drawings under certain existing indebtedness of the Group with Postabank es Takarekpenztar Reszvenytarsasag and for fees, costs and expenses associated with the Securities Purchase Agreement and the transactions contemplated therein.

3.2 Without prejudice to the obligations of the Issuer under Clause 3.1, no Noteholder shall be obliged to concern itself with the application of amounts raised by the Issuer hereunder.

4.         Constitution of the Notes

4.1 The Issuer hereby covenants in favour of the Noteholders and each Noteholder that it will duly perform and comply with the obligations expressed to be undertaken by it in the Conditions (and for this purpose any reference in the Conditions to any obligation or payment under or in respect of any Note shall be construed to include a reference to any obligation or payment under or pursuant to this provision). The Issuer hereby unconditionally and irrevocably acknowledges the right of every Noteholder to the prompt production of a copy of the Securities Purchase Agreement.

4.2 The covenant set out in Clause 4.1 shall take effect as a deed poll for the benefit of the Noteholders and each Noteholders and shall enure to the benefit of the Noteholders and each Noteholder and its/their (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce the covenant set out in Clause 4.1.

4.3 Each Noteholder shall be entitled to transfer or assign all or any of its rights, benefits and obligations in respect of this Clause 4 solely in accordance with Clause 6 (Transfers of Notes).

5.         Form and Title

5.1 The Notes are issued in registered form. The Issuer will maintain a register (the "Register") in respect of the Notes.

5.2        Title  to  each  Note  is  passed  by and  upon  registration  in the
           Register. In these Conditions, the "holder" of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and "Noteholder" shall be construed accordingly. A certificate (each a "Note Certificate") will be issued to each Noteholder in respect of its registered holding. The holder of a Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on any Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such holder.

6.         Transfers of Notes

6.1        Subject to Article XI of the Securities Purchase Agreement and Clause
           6.3 below, a Note may be transferred in whole (but not in part) upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the specified office of the Issuer, together with such evidence as the Issuer may reasonably require to prove:

           (a)    the title of the transferor; and

           (b) the authority of the individuals who have executed the form of transfer;

           Provided that no Note may be transferred without a corresponding transfer of the relevant Noteholder's rights and obligations under the Note Issue. The transfer of a Note will be effected without charge.

6.2 Within five (5) Business Days of the surrender of a Note Certificate in accordance with Clause 6.1 above, the Issuer will register the transfer in question provided it is duly stamped and deliver a new Note Certificate to the relevant holder at its specified office or (at the request and risk of such relevant holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant holder.

6.3 No Noteholder may require transfers to be registered during the period of five (5) Business Days ending on the due date for any payment of principal in respect of any Note.

7.         Status

           The Notes constitute direct, general and unconditional obligations of the Issuer which will at all times rank pari passu with all other present and future unsecured obligations of the Issuer.


8.         Conditions Precedent to Issuance of the Notes

           Prior to issuing the Notes the Closing Agent must have first issued a written confirmation to the Issuer confirming that the conditions precedent for the issue of the Notes, as set out in the Master Closing Agreement, have been duly satisfied.

9.         Representations and Warranties of the Issuer

           The Issuer hereby repeats and on the Issue Date of any Note is deemed to repeat, in favour of the Noteholders and each Noteholder, each of the representations and warranties set out in Article III (Representations and Warranties of the Company) of the Securities Purchase Agreement, as if each such representation and warranty were set out herein, by reference to the then existing facts and circumstances.

10.        Covenants of the Issuer

10.1 The Issuer covenants with the Noteholders and each Noteholder that it shall provide them with such financial and other information regarding the Issuer, its business and assets as any Noteholder may from time to time reasonably require.

10.2 The Issuer covenants with and undertakes to the Noteholders and to each Noteholder:

           (a) to inform each Noteholder promptly upon any of the representations and warranties given or to be given by the Issuer in Article III of the Securities Purchase Agreement becoming materially untrue or inaccurate, by reference to the then existing facts and circumstances;

           (b) that it shall not issue any bond, note, debenture or debenture stock, except pursuant to the Securities Purchase Agreement or for the purpose of redeeming any Note issued hereunder;


           (c) to supply the Noteholders and each Noteholder with the financial information as set out in Article VI (Affirmative Covenants of the Company) of the Securities Purchase Agreement; and

           (d) to promptly notify the Noteholders and each Noteholder of the occurrence of any Mandatory Prepayment Events or potential Mandatory Prepayment Events.

11.        Redemption

11.1 The Notes will be redeemed at its face amount on the Expiration Date, together with all accrued interest and any other amount payable under the Notes. The Notes on redemption will be cancelled and may not be reissued or resold.

11.2 The Issuer may redeem the Notes, in whole or in part, prior to the Expiration Date

           Provided that:

           (a)       the Issuer shall give to the  Noteholders not less than ten
                     (10) Business Days prior written notice of its intention to make any such prepayment;

           (b) on the redemption of the whole of the Notes, the Issuer shall pay to the Noteholders the face amount of the Notes, together with all accrued interest and any other amount payable under the Notes;

           (c) the Issuer shall pay to the Noteholder on demand a sum equal to the reasonable breakage costs incurred by the Noteholder as a result of redemption of the Note prior to the Expiration Date (as determined by the Noteholder); and

           (d) any redemption of part of the Notes will be subject to the minimum prepayment of five million U.S. dollars (U.S.$ 5,000,000) and integral multiples of one million U.S. dollars (U.S.$ 1,000,000), and any such prepayment shall be applied by the Issuer pro rata towards the prepayment of the amounts of principal of each of the Notes then outstanding.

12.        Payments

12.1 On each date on which these Conditions require an amount to be paid by the Issuer, the Issuer shall make the same available to Noteholders at the opening of business on the due date for such payment by payment in U.S. dollars and in immediately available cleared funds to a bank account of each Noteholder in New York City or Budapest specified from time to time to the Issuer by such Noteholder for this purpose.

12.2 If the date on which any payment is to be made under the Conditions is not a Business Day then the Noteholders shall not be entitled to payment of such amount until the next following Business Day and shall not be entitled to any further interest or other payment in respect of any such delay.

12.3 All payments required to be made by the Issuer hereunder shall be made in U.S. dollars and shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of any without any deduction for or on account of any set-off or counterdown save as required by mandatory provisions of law.

13.        Taxes and Tax Credits

13.1 All sums payable in respect of the Notes shall be made free and clear of and without withholding or deduction for or on account of any tax unless the Issuer is required by law to make such a payment subject to the withholding or deduction of tax, in which case to the extent that the Noteholder is the Noteholder the sum payable by the Issuer in respect of which such withholding or deduction is required to be made shall be increased to the extent necessary to ensure that, after the making of such withholding or deduction, each Noteholder receives and retains (free from any liability in respect of any such withholding or deduction) a net sum equal to the sum which it would have received and so retained had no such withholding or deduction been made or required to be made.

13.2 If, at any time, the Issuer is required by law to make any withholding or deduction from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such withholdings or deductions are calculated), the Issuer shall promptly notify the Noteholder.

13.3 If, following the making of any increased payment by the Issuer pursuant to Clause 13.1, a Noteholder receives or is granted a credit against, remission for or repayment of any tax payable or suffered by it which is referable to such deduction or withholding or such increased payment and which confers a genuine benefit on such Noteholder, such Noteholder shall, to the extent that the auditors of such Noteholder (acting as experts and not as arbitrators) are reasonably satisfied that it can do so without prejudice to the retention of such credit, remission or repayment, promptly reimburse the Issuer with such amount as the auditors of such Noteholder (acting as experts and not as arbitrators) shall reasonably determine and certify (substantiating in reasonably sufficient detail the amount concerned but not including any matters which such Noteholder fairly regards as confidential) to the Issuer to be such proportion of such credit, remission or repayment as will leave such Noteholder (after such reimbursement) in no better position (after tax) than would have been the case had no such deduction or withholding been required to be made.

13.4 Reimbursement shall be made under Clause 13.3 above within seven (7) days after a Noteholder has actually received the benefit of such exemption, credit, emission or repayment, but any reimbursement shall include an amount in respect of interest or repayment supplement on or in respect of tax actually received or credited to such Noteholder in respect of such exemption, credit, remission or repayment and such Noteholder shall not unreasonably delay the obtaining of such benefit.

13.5 If a Noteholder is obliged to pay to the Issuer any sum under a Note and:

           (a) any such exemption, credit, remission or repayment as is referred to in Clause 13.3 is subsequently withdrawn in whole or in part; or

           (b) such sum is paid on the basis that it would be allowed to such Noteholder as a deduction or offset for taxation purposes in the accounting period of such Noteholder and such assumption subsequently proves to be incorrect, then the Issuer shall repay to such Noteholder promptly on demand such amount as the auditors of such Noteholder (acting as experts and not as arbitrators) shall reasonably determine and certify (substantiating in reasonably sufficient detail the amount concerned and not including any matters which such Noteholder fairly regards as confidential) to the Issuer to be such amount as will leave such Noteholder (after such repayment) in no better position (after tax) than would have been the case had no such circumstances mentioned in paragraphs (a) and (b) above existed.

14.        Interest

14.1 The rate of interest on the Notes for each Interest Period shall be the aggregate of the applicable:

           (a)       Fixed Margin; and

           (b)       Interbank Rate.

14.2 Except as otherwise provided herein, interest shall be payable by the Issuer in U.S. dollars on (except as specified in Clause 14.3) the last day of each Interest Period (each such day, subject as provided in Clause 14.3, an "Interest Payment Date").

14.3 The first Interest Period in respect of the Notes will commence on the day that is twelve (12) months after the Issue Date, with the first Interest Payment Date being six (6) months thereafter.

14.4 Interest shall accrue from day to day from and including the first day of the relevant Interest Period to but excluding the last day thereof and shall be calculated at the rate specified in Clause 14.1.

15.        Default Interest and Indemnity

15.1 If interest in respect of any Note which is due and payable by the Issuer hereunder is not paid on the due date therefor or if any sum due and payable by the Issuer under any judgment of any court in connection herewith is not paid on the date of such judgment, such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") shall bear interest beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Issuer to pay is discharged over successive periods selected by the relevant Noteholder(s). During each such period an unpaid sum shall bear interest at the rate of two per cent. (2%) per annum above the rate payable under Clause 14.1.

15.2 Any interest which shall have accrued under Clause 15.1 in respect of an unpaid sum shall be due and payable and shall be paid by the Issuer to the relevant Noteholder(s) at the end of the period by reference to which it is calculated or on such other date or dates as such Noteholder(s) may specify by written notice to the Issuer.

15.3 The Issuer undertakes to indemnify each Noteholder against any cost, claim, loss, expense (including legal fees) or liability, which it may sustain or incur as a consequence of the occurrence of any default by the Issuer in the performance of any of the obligations expressed to be assumed by it in respect of the Notes.

16.      Mandatory Prepayment Events

16.1 If at any time the Issuer raises any indebtedness whatsoever which in aggregate is U.S.$ 12,500,000 or more than the amount then necessary to repay all the principal and interest then outstanding under the Bridge Loan Agreement, the Issuer will immediately apply, pro tanto, the amount of such additional financial indebtedness in excess of U.S.$ 12,500,000 towards the prepayment of the principal then outstanding under the Notes.

16.2 Upon the occurrence of any of the fact(s), event(s) or circumstance(s) set out below, the Issuer will immediately prepay to the Noteholders all the outstanding principal and all interest and all other amounts payable under and/or relating to the Notes:

         (a) the Issuer fails to pay any sum required to be paid, including, but not limited to interest, under the terms provided herein on the due date and in the event that such failure arises for technical or administrative reasons it continues for two (2) Business Days;

         (b) a successful tender offer is made for the ordinary shares of the Issuer;

         (c) any of the Issuer, any of its subsidiaries or Tele Danmark is in material breach or default under any Finance Documents to which it is a party;

         (d) the Issuer or any of its subsidiaries does any formal act amounting to or evidencing any abandonment or sale (or any intention thereof) by any such subsidiary of any Concession Contract to which it is a party;

         (e) it becomes unlawful for the Issuer to comply with any of its obligations under the Securities Purchase Agreement and/or any of the Notes; and/or

         (f) the Issuer or any one or more of its subsidiaries declares an ordinary share dividend prior to the exercising of or the cancellation of the Warrants.

17.        Replacement of Note Certificate

           Subject to Article X of the Securities Purchase Agreement, if any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuer, subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

18.        Modification and Noteholders' Resolutions

18.1 Any modification to these Conditions shall be agreed in writing between the Issuer and Noteholders holding at least eighty per cent. (80%) of the face amount of the Notes and any such modifications so agreed shall be binding on all further Noteholders.

18.2 Any resolution of Noteholders in relation to these Conditions may be made in writing signed by or on behalf such Noteholders holding the relevant face amount of Notes upon delivery to the Issuer by each such Noteholder of such evidence as to its identity and its capacity as Noteholder as the Issuer may reasonably require.

19.        Miscellaneous

19.1 No failure by any Noteholder to exercise, nor any delay by such Noteholder in exercising, any right or remedy in respect of any of the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

19.2       Subject  to  Section  12.9   (Expenses) of the  Securities   Purchase
           Agreement, the Issuer will pay all costs associated with the Notes Issue.

20.        Notices

20.1 Any notice required to be issued or delivered by any party hereto to any other party hereto shall be issued or delivered, unless otherwise provided herein, by letter, telephone or facsimile to, in the case of the Issuer, the Issuer's other representative as set out below and, in the case of any Noteholder, to its representative specified on the Register (or to such other representative or to such other address as such Noteholder may hereafter specify in writing to the other parties hereto):

           ISSUER

           Address:        Kiralyhago utca 2., H-1126 Budapest, Hungary
           Tel:            + 36 1 457 6300
           Facsimile:      + 36 1 202 2974
           Attention of:   Ole Bertram

           Copied to:      Legal Counsel
                           Dr. Peter Lakatos - Koves & Partners Clifford Chance
                             Madach Trade Center, Madach Imre ut 14, H-1075 Budapest, Hungary
                           Fax: +36 1 268 1610
                           Tel: +36 1 268 1600)

20.2 Any notice delivered by hand to the notice address of the addressee shall be deemed to be served at the time of delivery, notices sent by facsimile shall be deemed to be served upon completion of transmission and notices sent by first class post or pre-paid recorded delivery shall be deemed to be served forty-eight (48) hours after time of posting.

21.        Law

           The Notes are governed by, and shall be construed in accordance with, the laws of the State of New York.

22.        Arbitration

22.1 If any dispute, as between the Issuer and any Noteholder arises in respect of a Note, including, but not limited to, any question as to its existence, validity or termination, such dispute shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL") which are applicable at the time of reference to such arbitration and which are deemed to be incorporated by reference into this Clause 22.1. Any arbitration proceedings commenced pursuant to this Clause 22.1 shall be conducted by a tribunal comprising three (3) arbitrators, the first arbitrator selected by the relevant Noteholder(s), the second arbitrator selected by the Issuer and the third arbitrator selected by agreement by the first and second arbitrator, or failing such agreement such third arbitrator shall be appointed by the Court of Arbitration attached to the Hungarian Chamber of Commerce and Industry. The place and seat of any arbitration proceedings commenced pursuant to this Clause 22.1 shall be Budapest, Hungary. The language in which such arbitration shall be conducted shall be Hungarian. Any judgement or determination rendered shall be final and binding on the parties thereto and may be entered in any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require. No failure or delay in exercising any rights of any Noteholder in respect of the Notes shall operate as a waiver, or preclude the further exercise of such rights.

22.2 Service of Process for Arbitration Proceedings The Issuer agrees that the process by which any arbitration proceedings are begun may be served on it by being delivered to the address identified in Clause 20 (Notices) or other its registered office for the time being. If the appointment of the person(s) mentioned in this Clause 22.2 ceases to be effective the Issuer shall immediately appoint a further person in Hungary to act on its behalf in Hungary as agent for the commencement of arbitration proceedings and, failing such appointment within fifteen
         (15) days, the Noteholder(s) shall be entitled to appoint such a person by notice to the Issuer. Nothing contained in these Conditions shall affect the right to serve process in any other manner permitted by law.

22.3 Consent to Enforcement The Issuer hereby consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such proceedings.

23.      Language

         The Notes shall be executed in the English language. The Notes may be translated into the Hungarian language. In the event that any dispute or question of interpretation arises, the English language version shall prevail.

EXECUTION

The Issuer


Executed and delivered     )        Director
as a deed by               )
HUNGARIAN TELEPHONE AND    )        Director/Secretary
CABLE CORP.                )







The Noteholder


signed by                   )        Director/Secretary
for and on behalf of        )
POSTABANK ES TAKAREKPENZTAR )
RESZVENYTARSASAG            )